Exhibit 99.1

FBL Financial Group Presents 2008 Online Annual Report

WEST DES MOINES, Iowa--(BUSINESS WIRE)--March 31, 2009--FBL Financial Group, Inc. (NYSE: FFG) today announced that its inaugural online annual report for 2008 is now available on its website at http://www.fblfinancial.com/2008AnnualReport/.

The report consists of a video letter to shareholders from Jim Noyce, Chief Executive Officer, and financial highlights from Jim Brannen, Chief Financial Officer. In addition, financial statements and the proxy statement are readily available for viewing or printing. The online annual report’s new functionality and multimedia content was designed to provide investors with a better understanding and greater knowledge of FBL Financial Group.

In addition to its online annual report, FBL has adopted the SEC’s Notice and Access model for delivering proxy materials to its shareholders. Under the Notice and Access model, FBL shareholders of record as of March 13, 2009, will receive a Notice of Internet Availability of Proxy Materials. This notice will provide details on viewing proxy materials online and voting shares. It will also include instructions for requesting a paper copy of the proxy material. FBL Financial Group’s adoption of notice and access is environmentally friendly and reduces expenses related to printing and mailing proxy materials.

FBL Financial Group is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.

FFG-1

CONTACT:
FBL Financial Group, Inc.
Kathleen Till Stange, 515-226-6780
Investor Relations Vice President
Kathleen.TillStange@FBLFinancial.com